Exhibit 99.1

         Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


                                  HBK INVESTMENTS L.P.


                                  By: /s/ Laurence H. Lebowitz
                                         Laurence H. Lebowitz (1)



                                  HBK MAIN STREET INVESTMENTS L.P.


                                  By: /s/ Laurence H. Lebowitz
                                         Laurence H. Lebowitz (2)



                                  HBK FINANCE L.P.


                                  By: /s/ Laurence H. Lebowitz
                                         Laurence H. Lebowitz (3)


(1) An Authorization Certificate authorizing Laurence H. Lebowitz to act on behalf of HBK Investments L.P. has been filed previously with the Securities and Exchange Commission.

(2) An Authorization Certificate authorizing Laurence H. Lebowitz to act on behalf of HBK Main Street Investments L.P. has been filed previously with the Securities and Exchange Commission.

(3) An Authorization Certificate authorizing Laurence H. Lebowitz to act on behalf of HBK Finance L.P. has been filed previously with the Securities and Exchange Commission.